Exhibit 10.1

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.

BINDING TERM SHEET FOR THE CO-PUBLISHING OF ROCK BAND

This binding term sheet (“Agreement”) relating to the co-publishing of Rock Band 4 Software and Rock Band 4 Hardware (as defined below) is effective this 4th day of March, 2015 (the “Effective Date”), by and between HARMONIX MUSIC SYSTEMS, INC., a Delaware corporation, with offices at 625 Massachusetts Avenue, 2nd Floor, Cambridge, MA 02139 (“Harmonix”) on the one hand, and MAD CATZ INTERACTIVE, INC., an Ontario corporation, with offices at 10680 Treena Street, Suite 500, San Diego, CA 92131-2447, and its subsidiary and affiliated companies (collectively “Mad Catz”) on the other hand. Harmonix and Mad Catz are sometimes referred to individually as a (“Party”) and collectively as the (“Parties”).

WHEREAS, Harmonix and Mad Catz are partnering together to develop and publish Rock Band 4. The Parties acknowledge that each brings different backgrounds and experiences to the partnership and the general roles and responsibilities of each Party will be outlined herein; and

WHEREAS, Harmonix will be primarily responsible for game development, marketing and music licensing; and

WHEREAS, Mad Catz will be primarily responsible for hardware development and manufacturing, physical software manufacturing, distribution and retail marketing (aka MDF / Co-Op) costs; and

WHEREAS, Harmonix will continue to seek a publisher for the game to help reduce risk for both parties and increase the potential global sales of the Rock Band 4 Software and Rock Band 4 Hardware;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

TERMS

General Responsibilities

Harmonix	Mad Catz

•    Software Development (including submission, ratings, quality assurance, localization, etc.)

•    Music – Selection & Licensing

•    1PP – Publisher of Record for Digital

•    Marketing/PR

•    Primary PR

•    Events/Shared Events

•    Media/Advertising

•    Social/Web/Community

•    Customer Support for Game/Digital

•    Hardware Development and Manufacturing

•    Manage/fund manufacture of Physical Software with 1PP

•    1PP – Publisher of Record for Hardware and Physical Software

•    Distribution (including contracts, pre-orders, fulfillment, etc.)

•    MDF/Retail

•    Marketing/PR

•    Secondary PR/Marketing

•    Shared Events

•    Customer Support for Physical Goods

Licensed Products/Property

Band in the Box Pre-Order Bundle:	The Rock Band 4 Software, a specially colored Stratocaster, the Drums, and the Microphone in one box.

Band in the Box Retail Bundle:	The Rock Band 4 Software, the Stratocaster, the Drums, and the Microphone in one box.

Guitar Bundle:	The Rock Band 4 Software and the Stratocaster in one box.

Licensed Products:	Rock Band 4 Bundles; Rock Band 4 Stand Alone Software; Rock Band 4 Stand Alone Hardware.

Licensed Property:	Rock Band 4 trademarks, trade dress, trade names, patents, copyrights and all other intellectual property associated with or needed to manufacture, market and sell Rock Band 4 Software and the applicable portions of the Rock Band 4 Hardware.

Rock Band 4 Bundles:	The pairing of the Rock Band 4 Software with one or more units of the Rock Band 4 Hardware in the same box consisting of the following: (i) the Guitar Bundles; (ii) the Band in the Box Retail Bundles (defined above), and (iii) the Band in the Box Pre-Order Bundles (defined above).

Rock Band 4 Hardware:	Video game peripherals consisting of (a) a video game controller/peripheral, that is not a musical instrument, in the shape of an electric guitar and based upon the Stratocaster designs licensed by Harmonix from Fender (“Stratocaster”), (b) an electronic drum percussion device, that is not a musical instrument, that includes four drum pads which respond to contact, on a stand and with one foot pedal (“Drums”), (c) a microphone that connects via wire to a video game console (“Microphone”), [***], in each case that can be used to play and is compatible with the Rock Band 4 Game. Rock Band 4 Stand Alone Hardware shall mean Rock Band 4 Hardware sold without the Rock Band 4 Software.

Rock Band 4 Software:	The software for the video game the title of which is currently Rock Band 4, regardless of the platform upon which the game may be used. Rock Band 4 Stand Alone Software shall mean physical copies of the Rock Band 4 Software sold without any Rock Band 4 Hardware.

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.

General Terms

Launch Date:	Harmonix shall provide to Mad Catz, the final, certified Rock Band 4 Software on or before [***], 2015. Subject to Harmonix’s on time delivery, the Parties shall mutually launch the Licensed Products on or before the [***] anniversary of Harmonix’s delivery of the final, certified Rock Band 4 Software (the “Launch Date”). Subject to Harmonix’s on time delivery, Mad Catz shall manufacture, deliver and otherwise have available for sale at retail/eCommerce (a) [***] copies of Rock Band 4 Stand Alone Software, [***] Rock Band 4 Bundles of the Minimum Launch Quantities on or before the Launch Date, and (b) the remaining [***] Rock Band 4 Bundles of the Minimum Launch Quantities on or before [***], 2015 (“[***]”). The Parties are currently contemplating an [***], 2015 Launch Date.

Platforms:	Xbox One and PlayStation 4

Term:	3 Years from the Launch Date

Territory:	North America, Europe, Australia, New Zealand and any other territories mutually agreed to by the Parties.

Activities

Marketing:	Harmonix will spend $[***] million dollars in marketing. Mad Catz will arrange and pay for coop advertising with retail partners [***] linked to sales of the Licensed Products. Harmonix shall have sole discretion as to how to allocate its marketing spend, but will consult with Mad Catz. Mad Catz will consult with Harmonix with respect to MDF/coop advertising with retail partners. Any additional marketing spend shall be in the sole discretion of Harmonix.

Mad Catz will use commercially reasonable efforts to integrate the Licensed Products into any general marketing conducted by Mad Catz.

Publishing:	Mad Catz and Harmonix shall work together to obtain the appropriate software and hardware publishing agreements from Microsoft and Sony. Mad Catz shall act as publisher of record for all Rock Band 4 Hardware and physical copies of Rock Band 4 Software (including paying any and all fees/royalties to Microsoft/Sony). Harmonix shall act as publisher of record for all digital Rock Band 4 Software and associated downloadable content (“DLC”).

Mad Catz shall provide Harmonix its publishing strategy for the Licensed Products (retail, eCommerce, marketing, etc.) for Harmonix’s prior approval.

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.

Any material deviations from such strategy will also require Harmonix’s approval.

Financial Terms

MSRP Assumptions:	$[***] Band in the Box Retail Bundle/Band in the Box Pre-Order Bundle

$[***] Guitar Bundle

$[***] for one copy of Rock Band 4 Stand Alone Software

If these above MSRP Assumptions change (other than temporary price concessions only), the Parties agree to negotiate in good faith to alter the Software Royalty in order to reflect the price variation from the foregoing.

Music Royalties:	Forty-five (45) days following the last day of each month in which the Rock Band 4 Software (whether Stand Alone or in Bundles) was sold (“Net 45”), Mad Catz shall pay Harmonix a $[***]/unit of Rock Band 4 Software music royalty fee for each unit sold (both Stand Alone and in Bundles).

Rock Band 4 Stand

Alone Hardware

Royalty Rate:	Forty-five (45) days following the end of each calendar quarter, Mad Catz shall pay to Harmonix a [***]% Royalty of net sales (as defined in the Long Form Agreement) on the Rock Band 4 Stand Alone Hardware, based upon the Net Profitability formula set forth in that certain Harmonix Rock Band Hardware Manufacturing and Distribution Agreement and Software Distribution Agreement, by and among the Parties, dated August 5, 2011 (the “RB3 Agreement”).

Software Royalty:	Subject to the Section titled “MSRP Assumptions”, for each unit of Rock Band 4 Software sold, Mad Catz shall pay Harmonix in Net 45, the following software royalty amounts:

Rock Band 4 Stand Alone Software: $[***]

Rock Band 4 Software Sold with Rock Band 4 Hardware: $[***]

Tooling Costs:	Mad Catz shall pay for and own the tools, Harmonix shall have the right to purchase the tools pursuant to the same methodology outlined in the RB3 Agreement.

Miscellaneous

Assignment:	Harmonix or Mad Catz shall have the right to assign this Agreement and/or the Long Form Agreement in whole or in part to an affiliate, subsidiary or joint venture.

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.

Binding Term Sheet:	The Parties intend that this Agreement shall be binding upon the Parties, their successors and assigns.

Confidentiality:	All information related to the rights and obligations of a Party under this Agreement and the business and activities of a Party, its customers, clients, licensors, suppliers, and other entities with whom such Party does business, which may be obtained by the other Party from any source or may be developed or disclosed as a result of this Agreement, including the terms of this Agreement, shall be held confidential with substantially the same terms as set forth in the RB3 Agreement with respect to Confidential Information. In the event Mad Catz is required to disclose this Agreement in connection with reporting under the Securities Act of 1934, as amended, Mad Catz shall (a) use commercially reasonable efforts to obtain confidential treatment for this Agreement (and the Long Form Agreement, if applicable), (b) provide Harmonix the opportunity to review and suggest redactions prior to filing any public disclosure and (c) shall implement Harmonix’s proposed redactions prior to filing any public disclosure except for those redactions that, in the opinion of Mad Catz’s counsel, would not be allowed by law.

Exclusivity:	Subject to the Section titled “Failure to Meet” in this Agreement, Mad Catz shall be the exclusive hardware manufacturer of Licensed Products.

Failure to Meet:	The Parties agree to negotiate in good faith a provision to be included in the Long Form Agreement that fully incentivizes Mad Catz to meet the Minimum Launch Quantities provisions set forth herein; provided however, that such provision shall allow Harmonix to terminate Mad Catz Exclusivity should Mad Catz fail to meet the obligations set forth in the Minimum Launch Quantities Section. The Parties also agree to negotiate in good faith a provision to be included in the Long Form Agreement to fully incentivize Harmonix to deliver the Rock Band 4 Software on time as set forth in the Launch Date section of this Agreement.

Long Form Agreement:	The Parties shall enter into a Long Form Agreement that shall be similar to, and contain the applicable rights and obligations set forth in, the RB3 Agreement.

Minimum Launch Quantities:	Mad Catz agrees to manufacture, deliver and otherwise have available for sale at retail/eCommerce the following quantities of Licensed Products on or before [***] (“Minimum Launch Quantities”):

i.	[***] Rock Band 4 Bundles (the exact make-up of which shall be negotiated between the parties based on retail feedback and market conditions);

ii.	[***] copies of the Rock Band 4 Stand Alone Software; [***] [***]

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.

Non-Compete:	Upon execution of this Agreement, Mad Catz shall be subject to a substantially similar non-compete as set forth in the RB3 Agreement; provided however, that the exact terms of such non-compete shall be negotiated in good faith by the Parties and shall be set forth in the Long Form Agreement.

Publishing Structure Change:	In the event Harmonix obtains substantially complete terms with an alternative publisher), on or before April 15, 2015 (a “Publishing Structure Change”), the parties agree to negotiate in good faith for a period of thirty (30) days (the “Negotiation Period”) in order to amend the terms of this Agreement and/or the Long Form Agreement in order to incorporate the Publishing Structure Change. The parties agree that Mad Catz shall be entitled to publish the Licensed Products only if there is no Publishing Structure Change.

Sell Off Period:	1 year

Rock Band 4 Stand Alone Hardware:	Except for those Stratocasters sold at PAX East by Harmonix, without the prior consent of Harmonix, Mad Catz agrees to manufacture the Minimum Launch Quantities of Rock Band 4 Bundles prior to manufacturing or distributing any Rock Band 4 Stand Alone Hardware. Without the prior consent of Harmonix, Mad Catz shall not manufacture or distribute any Rock Band 4 Stand Alone Hardware in 2015. The Parties shall discuss the quantities of Rock Band 4 Stand Alone Hardware to be manufactured and distributed in 2016 and through the Term, provided that the Parties may take pre-orders for Rock Band 4 Stand Alone Hardware during Holiday 2015.

Termination:	Harmonix shall have the right to terminate this Agreement for Mad Catz’s breach for substantially similar and applicable reasons to this Agreement, as set forth in the RB3 Agreement. The Parties shall negotiate in good faith other termination provisions (including for change of control) that shall be contained in the Long Form Agreement. The Parties shall use the RB3 Agreement as the basis of such negotiations.

Transparency/Audit:	The Parties agree to be open and transparent with respect to costs and expenses, any such costs and expenses shall be actual, verifiable amounts, and such costs and expenses shall be subject to inspection by the other Party upon reasonable request (subject to any confidentiality obligations). Audit terms shall be substantially similar to those set forth in the RB3 Agreement.

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

HARMONIX MUSIC SYSTEMS, INC.		LICENSEE: MAD CATZ INTERACTIVE, INC.

By:	/s/ STEVE JANIAK	By:	/s/ DARREN RICHARDSON
Name:	Steve Janiak	Name:	Darren Richardson
Title:	CEO	Title:	President & CEO

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.